Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
OILTANKING PARTNERS, L.P.
     This Certificate of Limited Partnership, dated March 14, 2011, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.
     1. Name. The name of the Partnership is “Oiltanking Partners, L.P.”
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
OTLP GP, LLC
15631 Jacintoport Blvd.
Houston, Texas 77015
     EXECUTED as of the date written first above.

OILTANKING PARTNERS, L.P.
By:	OTLP GP, LLC, its general partner

By:	/s/ Jan Vogel
Name: Jan Vogel Title: Authorized Person